Irene M. Prezelj
Vice President
Investor Relations

FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308
Tel 330-384-3859

June 19, 2015
TO THE INVESTMENT COMMUNITY: 1

Today, FirstEnergy (FE) made filings with the Federal Energy Regulatory Commission (FERC), New Jersey Board of Public Utilities (BPU) and Pennsylvania Public Utility Commission (PPUC) for authorization to transfer transmission assets owned by Jersey Central Power & Light Company (JCP&L), Metropolitan Edison Company (Met-Ed), and Pennsylvania Electric Company (Penelec), collectively, the “FE East Operating Companies,” to a new transmission affiliate, Mid-Atlantic Interstate Transmission, LLC (MAIT). If approved, MAIT will operate as a transmission-only subsidiary of FirstEnergy Transmission, LLC (FET), similar to FET’s two existing stand-alone transmission subsidiaries, American Transmission Systems Inc. (ATSI) and Trans-Allegheny Interstate Line Company (TrAILCo).

The filings better position FE to expand its “Energizing the Future” program for the benefit of customers located within the FE East Operating Companies in a cost-effective manner. Energizing the Future includes $4.2 billion of investments in 2014 through 2017, initially focused primarily in ATSI and TrAILCo. In 2018 and beyond, FE has identified $15 billion in incremental opportunities for reliability enhancement across its 24,000 mile transmission system. These investments seek to modernize equipment across the FE transmission system, enhance system performance and improve operational flexibility.

Transfer of Transmission Facilities

FERC and state public utility commissions use a multi-factor test known as the “seven factor test” to distinguish between transmission facilities (plant and equipment), which are subject to FERC’s exclusive jurisdiction, and distribution facilities, which are subject to state jurisdiction. FE engaged an independent consultant to evaluate the appropriate classification of transmission facilities owned and operated by the FE East Operating Companies using the “seven factor test.” The FE East Operating Companies will contribute their transmission assets to MAIT, which will own and operate the assets, and which collectively represent approximately $900 million in rate base as of December 31, 2014, including the related accumulated deferred income taxes. The FE East Operating Companies will also lease the real estate and real property rights associated with these assets to MAIT. The following transmission facilities are included in the transfer:

•	JCP&L -- transmission lines, equipment and associated facilities operated at the 34.5kV2 to 500kV levels

•	Met-Ed -- transmission lines, equipment and associated facilities operated at the 69kV to 500 kV levels

•	Penelec -- transmission lines, equipment and associated facilities operated at the 46kV to 500kV levels

The FE East Operating Companies will continue to provide retail electric service and own, operate, plan, maintain, and upgrade the distribution facilities within their respective service territories.

_____________________________________________
1 Please see the Forward-looking Statements at the end of this letter.
2 Only 34.5 kV network facilities performing a transmission function will be transferred to MAIT. JCP&L will retain its 34.5 kV facilities performing a distribution function.

Approval Process

Approval of the transfer is required at both the state and federal levels. FERC approval is requested within six months, with state approval anticipated by mid-2016. A summary of the filings is included in the table below.

Jurisdiction	Filing
FERC	Federal Power Act (FPA) Section 203: Application for MAIT to establish a stand-alone transmission company and authorization to transfer transmission assets from the FE East Operating Companies to MAIT
New Jersey Board of Public Utilities
Petition of JCP&L and MAIT for: (1) Approval of the Transfer of JCP&L’s Transmission Assets to MAIT; (2) Approval of a Lease of JCP&L’s Real Property and Real Property Rights Associated with its Transmission Assets to MAIT; (3) Approval of a Mutual Assistance Agreement; (4) a Declaration that MAIT Will be Deemed a Public Utility for, inter alia, the Purposes of Siting Authority and Eminent Domain Authority; and (5) Approval for MAIT to Participate in the FirstEnergy Corp. Intrasystem Money Pool

Pennsylvania Public Utility Commission
Joint Application of MAIT, Met-Ed and Penelec for: (1) A Certificate of Public Convenience; (2) Authorizing the Transfer of Certain Transmission Assets from Met-Ed and Penelec to MAIT; (3) a Certificate of Public Convenience Conferring Upon MAIT the Status of a Pennsylvania Public Utility; and (4) Approval of Certain Affiliate Interest Agreements

Following FERC approval of the transfer, MAIT expects to file a Section 204 application with FERC and other necessary filings with the BPU and PPUC seeking prior approval to issue equity to FET and the FE East Operating Companies for their respective asset contributions, and to issue debt. MAIT will also make a Section 205 formula rate application with FERC to establish its transmission rate.

Public Interest

MAIT, as a stand-alone transmission subsidiary, will be better positioned to:

•	Enhance service quality and reliability by pursuing transmission projects specific to the FE East Operating Companies

•	Reduce competition for the demands of capital within the FE East Operating companies for meaningful distribution projects

•	Increase transparency in financial reporting by clarifying investments made specifically to transmission

•	Create over 200 jobs in New Jersey and Pennsylvania

Upcoming FirstEnergy Investor Events

Second Quarter 2015 Earnings Call
July 31, 2015

If you have any questions concerning the information in this update, please contact me at (330) 384-3859, Meghan Beringer, director of Investor Relations, at (330) 384-5832, Gina Caskey, manager of Investor Relations, at (330) 384-3841 or Rey Jimenez, manager of Investor Relations, at (330) 761-4239.

Sincerely,

/s/ Irene M. Prezelj
Irene M. Prezelj Vice President, Investor Relations

Forward-looking Statements

This Letter to the Investment Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, pending transmission rate case and the effectiveness of our repositioning strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on retail margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, proposed greenhouse gases emission and water discharge regulations and the effects of the United States Environmental Protection Agency's coal combustion residuals regulations, Cross-State Air Pollution Rule, Mercury and Air Toxics Standards, including our estimated costs of compliance, and Clean Water Act 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to the reliability of the transmission grid; the impact of other future changes to the operational status or availability of our generating units; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction, our cash flow initiative project and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks on our electronic data centers that could compromise the information stored on our networks, including proprietary information and customer data; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.